Exhibit (j)

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 333-61366 of Pacific Funds on Form N-1A of our report dated May 14, 2004 appearing in the Annual Report of Pacific Funds, comprised of the Portfolio Optimization Funds (PF Optimization Model A, PF Optimization Model B, PF Optimization Model C, PF Optimization D, and PF Optimization E) (collectively, the “Portfolio Optimization Funds”), and the PF AIM Blue Chip Fund, PF AIM Aggressive Growth Fund, PF Goldman Sachs Short Duration Bond Fund, PF INVESCO Health Sciences Fund, PF INVESCO Technology Fund, PF Janus Growth LT Fund, PF Lazard International Value Fund, PF MFS International Large-Cap Fund (formerly PF MFS Global Growth Fund), PF PIMCO Inflation Managed Fund, PF PIMCO Managed Bond Fund, PF Pacific Life Money Market Fund, PF Putnam Equity Income Fund, PF Salomon Brothers Large-Cap Value Fund, PF Van Kampen Comstock Fund (formerly PF Janus StrategicValue Fund) for the year ended March 31, 2004, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, all of which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

December 17, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in Post-Effective Amendment No. 36 under the Securities Act of 1933 and Amendment No. 40 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 333-61366 and 811-10385) and related Prospectus and Statement of Additional Information of Pacific Funds, filed with Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

December 17, 2004